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July 18, 1997



Cheniere Energy Operating Co., Inc.
1710 Two Allen Center
1200 Smith Street
Houston, Texas  77002

Re:  Sixth Amendment

Gentlemen:

I am writing with respect to that certain Exploration Agreement dated April 4, 1996, between FX Energy, Inc. and Zydeco Exploration, Inc., as amended by that certain First Amendment dated May 15, 1996, and that certain Second Amendment dated August 5, 1996, and that certain Third Amendment dated October 31, 1996, and that certain Fourth Amendment dated as of November 27, 1996, and that certain Fifth Amendment dated as of April 28, 1997 (as amended, the "Agreement"). For convenience, terms defined therein shall have the same meaning when used herein. FX Energy, Inc. ("FX") has changed its name to Cheniere Energy Operating Co., Inc. ("Cheniere").

Under Section 2 of the Agreement, Cheniere was to have paid $13,500,000 of Seismic Funds. At the time of the Fourth Amendment. Cheniere had paid $6,000,000, and the survey had been suspended. Further contributions of Seismic Funds were suspended until the survey recommenced. It recommenced in March and has been completed. Following ZEI's Notice to Cheniere to resume payments, Cheniere resumed payment of Seismic Funds. Through yesterday, Cheniere had paid $12,000,000, leaving $1,500,000 of the $13,500,000 of contributions to be paid. Cheniere has requested, and ZEI has agreed, to extend the date by which Cheniere is to make payment of the balance of its contribution. The rescheduled date is July 31, 1997.

In addition, Seismic Costs have exceeded $13,500,000. Under the Agreement, Seismic Costs over $13,500,000 ("Excess Costs") are borne equally by ZEI and Cheniere. The parties have reached certain understandings on the manner of payment of Excess Costs.

Accordingly, we agree as follows:


     1. Cheniere shall pay the last installment of the $13,500,000 in Seismic Funds on or before July 31, 1997. The amount of the payment is $1,500,000. No grace period shall apply to this payment. Should the funds not be paid by July 31, 1997, the default shall be treated as a Discontinuance under Section 5.

     2. At July 31, 1997, Excess Costs will have accumulated to approximately $3,765,000 of which Cheniere's 50% share is $1,882,500. Accordingly, ZEI hereby makes a cash call on Cheniere for $1,882,500. Cheniere shall pay the requested cash call by August 8, 1997. No grace period shall
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Cheniere Energy Operating Co., Inc.
July 18, 1997
Page 2


          apply to such payment. Should funds not be forwarded by August 8, 1997, the default shall be treated as a Discontinuance under
          Section 5.

     3. ZEI has advanced to date $2,305,000 toward Seismic Costs. As such, it has already advanced its share of the current cash call.

     4. ZEI estimates that Excess Costs to be incurred in August will be approximately $422,000, which consist principally of the payment required for a six-month extension of the Exclusive Seismic Permit. ZEI estimates that additional Excess Costs for the period September through December 1997 will be approximately $860,000. Assuming these costs, total Excess Costs through December 31, 1997, would be approximately $5,047,303, bringing total Seismic Costs to approximately $18,500,000.

     5. ZEI will make cash calls for payment of Excess Costs for the August through December 1997 period. It shall do so periodically as required to meet third party obligations timely. Each cash call shall be payable by Cheniere thirty days after receipt. No grace periods shall apply. To the extent that ZEI has not itself already advanced its share of such sums, it shall do so at the same times required of Cheniere. Should Cheniere or ZEI fail to forward a cash call within thirty days of receipt of the cash call request under this paragraph, the default shall be treated as a Discontinuance under Section 5.

     6. In the event of a conflict between the terms of this amendment and the Agreement as previously amended, the terms hereof shall control.


If I have correctly set forth our agreements, kindly so indicate by executing one counterpart of this letter and returning it to the undersigned.

Yours very truly,

ZYDECO EXPLORATION, INC.


/s/  W. Kyle Willis

W. Kyle Willis
Vice President and Treasurer



ACCEPTED AND AGREED TO THIS
21ST DAY OF JULY, 1997.

CHENIERE ENERGY OPERATING CO., INC.



By:    /s/  Walter Williams
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Its:   Vice Chairman
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